Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank

Contacts:	Robert M. Leonard
Executive Vice President and
Chief Operating Officer
(518) 381-3693

Lauren A. McCormick
Vice President, Treasurer, and
Assistant Corporate Secretary
(518) 381-3673

TrustCo Announces Addition of Patricia Fusco and Bryan L. Guentner to Board of Directors

Glenville, New York – September 15, 2026

The Board of Directors (the “Board”) of TrustCo Bank Corp NY (the “Company”) (Nasdaq: TRST) on September 15, 2026 announced the election of Patricia Kieper-Fusco and Bryan L. Guentner to the Company’s Board.  The pair also was elected to the board of directors of Trustco Bank, the Company’s wholly-owned subsidiary.  The elections are effective immediately.

Patricia Kieper-Fusco is the President, Chief Executive Officer, and Owner of Fusco Personnel, Inc. of Latham, New York.  Her firm provides staffing, recruiting, and search services.  Ms. Kieper-Fusco is also a member of the board of directors of the Capital Region Chamber of Commerce, is a former member of the board of directors of Ronald McDonald Charities of the Capital Region, and she is active in numerous other charitable and business-centered groups.  She previously served on the Trustco Bank Advisory Board of Directors.

Bryan L. Guentner is a broker associate with RE/MAX Palm Realty in Sarasota, Florida and is the former owner and Chief Executive Officer of RE/MAX Platinum Realty also in Sarasota, Florida.  Mr. Guentner is the former President of Siesta Key Chamber of Commerce and the Osprey-Nokomis Chamber of Commerce.  He is also a realtor emeritus with the National Association of Realtors and has been active with numerous other business and community groups.  He also served as a member of the Trustco Bank Advisory Board of Directors.

Chairman, President, and Chief Executive Officer Robert J. McCormick made the announcement, saying: “We are very pleased to announce the addition of these two fine business people to our Board.  Patty brings experience in the area of human resources – an area of critical importance to every business.  Bryan brings vast and deep knowledge of real estate markets on the West Coast of Florida.  Trustco Bank has been very successful in that area, and Bryan’s experience will serve the bank well.”

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.5 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 133 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

Forward-Looking Statements

All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future developments, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations regarding the impact that our new directors will have on the bank. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made and which are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in or implied by such statements, including but not limited to, risks and uncertainties relating to our dependency on the services of our management team external economic factors, such as changes the interest rate policies of the Federal Reserve Board and other changes in monetary policy, as well as ongoing inflationary pressures and continued elevated prices; the risk of weakness in residential real estate markets; the risks and uncertainties set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, and, if any, our subsequent Quarterly Reports on Form 10-Q; the financial, operational and legal risks and uncertainties detailed from time to time in TrustCo’s filings with the Securities and Exchange Commission, including within the cautionary statements contained in such filings; and the effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.